AMENDMENT NO. 1
dated as of November 29, 1999


                             to
                      CREDIT AGREEMENT

                 Dated as of April 20, 1999

          THIS AMENDMENT NO. 1 ("Amendment") is entered into as of November 29, 1999 by and among The Fairchild
Corporation, a Delaware corporation (the "Borrower"), and the institutions identified on the signature pages hereof as Lenders. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement (as defined below).
                    W I T N E S S E T H:
          WHEREAS, the Borrower and the Lenders and Issuing Banks are parties to that certain Credit
Agreement dated as of April 20, 1999 (together with the Exhibits and Schedules thereto, the "Credit
Agreement"), pursuant to which the Lenders and Issuing
Banks have agreed to provide certain financial accommodations to the Borrower; and
          WHEREAS, the Borrower has requested the
consent of the Collateral Agent to certain actions not otherwise permitted under Article X of the Credit
Agreement and certain amendments to Article X of the Credit Agreement and the Collateral Agent has identified certain provisions of the Credit Agreement which require clarification and amendment;
          NOW, THEREFORE, in consideration of the
premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Amendment to Credit Agreement. Effective as of November 29, 1999, upon satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
          1.1  Section 1.01 is amended to delete the
definitions
of "Banner Companies", "Net Cash Proceeds of Sale", and
"Net Cash Proceeds of Sale of Banner Companies" in their entirety and substitute the following therefor:

     "Banner Companies" means , collectively, Banner and those Persons and investments in Persons identified on Schedule 1.01.5 under the heading
     "Banner Aerospace, Inc." and their respective
     Capital Stock and assets; and "Banner Company" means any of the Banner Companies, individually.

     "Net Cash Proceeds of Sale" means:

     i) cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease or license of) any
Property other than sales of property permitted under Sections 10.02(d) and 10.09, net of
   (a) the costs of sale, assignment or other disposition,
  (b) any income, franchise, transfer or other tax
                      liability
   arising from such transaction and (c) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section 10.03 on the asset disposed of,

whether such net proceeds arise from any individual
sale, assignment or other disposition or from any group
of related sales, assignments or other dispositions
received by:
      (1)      the Borrower or any Restricted
     Subsidiary other than proceeds of sales of
     Permitted Dispositions, provided however that
     sales of Technologies Companies and Banner
     Companies shall be subject to the provisions of
     clauses (2) and (3) below;
      (2)      the Borrower, any Restricted Subsidiary,
     or the Technologies Companies upon the completion
     of full liquidation of all Technologies Companies;
     and
     (3)  the Borrower, any Restricted Subsidiary or
     any Banner Company (whether or not a Restricted Subsidiary) as Net Cash Proceeds of Sale of Banner Companies net of the amount of Net Cash Proceeds of Sale of Banner Companies required to be paid
     under Section 4.01(b)(i)(B); and
(ii)  to the extent provided in Section 9.07(b),
proceeds of insurance on account of the loss of or
damage to any such Property or Properties, and payments
of compensation for any such Property or Properties
taken by condemnation or eminent domain.
"Net Cash Proceeds of Sale of Banner Companies" means
cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease or license of) any Property or Capital Stock of the Banner Companies, or
any of them, other than sales of property permitted
under Sections 10.02(d) and 10.09, net of (a) the costs
of sale, assignment or other disposition, (b) any
income, franchise, transfer or other tax liability
arising from such transaction and (c) amounts applied
to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section
10.03 on the asset disposed of, whether such net
proceeds arise from any individual sale, assignment or
other disposition or from any group of related sales, assignments or other dispositions.
and to add the following definitions thereto:
"Farmingdale Guaranty"means that certain Guaranty
executed and delivered by the Borrower in favor of
Morgan Guaranty Trust Company of New York in connection
with the Indebtedness incurred by Warthog, Inc., as the owner of the Farmingdale Property, and permitted under
Section 10.01(f).
"Farmingdale Security Instrument"means that certain
Mortgage and Security Agreement of even date with the Farmingdale Guaranty executed and delivered by Warthog, Inc., as the owner of the Farmingdale Property, in connection with the
  Indebtedness permitted under Section 10.01(f) in
favor of
     Morgan Guaranty Trust Company of New York.
          1.2 Section 4.01(b)(i)(B) and (C) are amended to delete the provisions thereof in their entirety and substitute the following therefor:
          (B) The Borrower shall make or cause to be made a mandatory prepayment of the Obligations upon the Borrower's or any Subsidiary of the Borrower's receipt of Net Cash Proceeds of Sale of Permitted Dispositions and Net Cash Proceeds of Sale of Banner Companies in an amount equal to (1) one hundred percent (100%) of the first $25,000,000 of Net Cash Proceeds of Sale of Permitted Dispositions and Net Cash Proceeds of Sale of Banner Companies received and (2) fifty percent (50%) of the next $50,000,000 of Net Cash Proceeds of Sale of Permitted Dispositions and Net Cash Proceeds of Sale of Banner Companies received.
          (C)  Notwithstanding the foregoing, upon the
          written request of the Borrower to the Collateral Agent that the mandatory prepayment with respect to Net Cash Proceeds of Sale of Banner Companies otherwise required under Section 4.01(b)(i)(A) and
          (B) be waived, an amount equal to such Net Cash Proceeds of Sale of Banner Companies so received shall be remitted to the Collateral Agent for deposit in the Cash Collateral Account and the Collateral Agent shall hold the same in such Cash Collateral Account (absent the occurrence of any Event of Default) until the earlier to occur of
          (Y) the date which is 225 days after the
          Borrower's or any of its Subsidiaries' receipt of such Net Cash Proceeds of Sale of Banner Companies or (Z) the date on which the Requisite Lenders shall have authorized the release of the amount so deposited (or a portion thereof) to the Borrower. In the event the amount so deposited to the Cash Collateral Account has not been released to the Borrower as referenced in clause (Z) above, the Collateral Agent shall withdraw such amount from the Cash Collateral Account on the date specified in clause (Y) above and apply the same as set forth in Section 4.01(b)(vii).
   1.3 Section 8.01(c) is amended to delete the reference therein to "Exhibit I" and substitute therefore a reference to "Exhibit J".
   1.4 Section 10.01(c) is amended to delete the language "Indebtedness arising from the following intercompany loans:" in its entirety and substitute therefor the language "Indebtedness arising from the following intercompany loans and other actions:", to delete the word "and" at the end of clause (iv) thereof, and add the following as clause (vi) and clause (vii) thereof:
     (vi) intercompany loans made after the Closing Date to Banner Capital Ventures, Inc., a Delaware corporation and Wholly-Owned Subsidiary of RHI, in addition to Permitted Existing Investments in Banner Capital Ventures, Inc., in an aggregate amount not to exceed $1,000,000; and
     (vii) the payment by any Subsidiary of the Borrower of dividends or other distributions on its Capital Stock which are permitted under Section 10.05(a);
          1.5 Section 10.01(f) is amended to delete the reference therein to "October 3, 1999" and substitute therefor "January 31, 2000".
          1.6 Section 10.04 is amended to (i) delete the provisions of clause (d) thereof in their entirety and substitute the following therefor:
     (d) Investments made by the Borrower and Restricted Subsidiaries in connection with acquisitions of assets or equity Securities of any Person (other than the Technologies Companies) in an aggregate amount not to exceed:
     (i) $17,500,000 in cash or assumed Indebtedness until such time as the outstanding principal balance of the Term Loans has been reduced by $25,000,000 in the aggregate under Section 4.01(b)(vii) from Net Cash Proceeds of Sale of Permitted Dispositions and Net Cash Proceeds of Sale of Banner Companies or
     (ii) thereafter (and when combined with Investments made as permitted under the foregoing clause (i), Investments made as permitted under clauses (j) and (k) below, and Indebtedness incurred as permitted under
     Section 10.01(c)(vi)), $35,000,000 in cash or assumed
     Indebtedness;
     provided that :
     (A) no Event of Default or Potential Event of Default has occurred and is continuing unwaived or, after giving effect to the making of any such Investment, no Potential Event of Default or Event of Default would occur and
     (B) on a pro forma basis, determined for the four (4) Fiscal Quarters immediately preceding any such Investment, giving effect to such Investment as though it occurred at the commencement of such four (4) Fiscal Quarter period, no breach of any covenant included in
     Article XI would have occurred;
     and provided further that the aforesaid limitations specified in clauses (i) and (ii) above shall:

          (1) be increased by the amount of the Net Cash Proceeds of Sale of Permitted Dispositions (other than Net Cash Proceeds of Sale received in connection with the sale or other disposition of Capital Stock of WatkinsJohnson Company held by the Borrower or any Subsidiary of the Borrower) net of the amount of such Net Cash Proceeds of Sale of Permitted Dispositions applied to the Obligations as provided under Section 4.01(b)(vii) and
          (2) include payments of cash made to Robert
          Edwards in accordance with the Third Amendment and Plan of Merger dated as of September 17, 1998 by and among the Borrower, Special-T Fasteners, Inc., and Robert Edwards, executed and delivered in connection with the Borrower's acquisition of Special-T Fasteners, Inc., and any related agreement entered into after the Closing Date, only to the extent the same exceed $2,000,000 in the aggregate;
(ii) delete the word "and" at the end of clause (h) thereof,
(iii) delete the "." at the end of clause (i) thereof and substitute a ";" therefor, and (iv) add the following clauses
(j),(k), and (l) thereto:
     (j) Investments by the Borrower or Subsidiaries of the
 Borrower in the form of loans or advances to employees of
                            the
     Borrower and its Subsidiaries in an aggregate amount not to exceed $750,000 at any time outstanding; provided that the same are evidenced by promissory notes delivered to the Collateral Agent as part of the Collateral;

     (k) Investments in the form of capital contributions by
     the Borrower, directly or through Wholly-Owned
     Subsidiaries of the Borrower, in Banner Investments UK in an amount not to exceed $3,000,000 in the aggregate; provided that no Event of Default shall have occurred and be continuing unwaived;

     (l) Investments in the form of intercompany loans permitted under Section 10.01 and not otherwise prohibited by this Section 10.04.

          1.7 Section 10.05(a) is amended to insert after the words "dividends or distributions" therein the phrase ", whether in cash or evidenced by a promissory note,".

   1.8  Section 10.06(a)(ii) is amended to delete the word
"and" before clause (D) thereof and delete the provisions of clause (D) thereof in their entirety and substitute the following therefor:

     (D) any Technologies Company with or into any other
     Technologies Company or any Person which is not an Affiliate of the Borrower; and (E) any Subsidiary of the Borrower not described in clauses (A), (B), (C) or
     (D) above with and into any other such Subsidiary of the Borrower; provided that the prior written consent thereto of the Collateral Agent has been obtained; and

   1.9 Section 10.14 is amended to delete the references therein to "Subsidiaries" and substitute therefor references to "Restricted Subsidiaries".

     1.10 Section 12.01 is amended to add the following provision thereto as clause (o):

(o)  Farmingdale Guaranty.  A demand shall have been made on the
     Borrower under the Farmingdale Guaranty or the obligations guaranteed under the Farmingdale Guaranty shall, as a result of a breach or default under clauses
     (a), (b), (c), (d), (e), (f), (g), (i), (k), (m), (o),
     (p) or (t) of Section 4.3 of the Farmingdale
     Security Instrument or of Section 8.2 of the Farmingdale Security Instrument or a breach or default under clause (h), (j), (l), (n), (q), (r) or (v) of
     Section 4.3 of the Farmingdale Security Instrument or the Farmingdale Property, or any part thereof, becoming an asset in a voluntary bankruptcy or insolvency proceeding, include the unpaid balance of the "Debt" as defined in the Farmingdale Security Instrument.
   1.11  Schedules 1.01.4, 1.01.5 and 1.01.8 are deleted
in their entirety and Schedules 1.01.4, 1.01.5 and 1.01.8 attached hereto and made a part hereof substituted therefor. The Borrower is hereby authorized and directed to update Schedule 1.01.4 as and when Investments or transfers are made in accordance with the terms of the Credit Agreement which would render such Schedule incomplete or inaccurate in any respect and to deliver copies of such updates of Schedule 1.01.4 to the Collateral Agent and Lenders promptly after the making of any such Investments or transfers, whereupon the updated Schedule will be substituted for the prior Schedule as part of the Credit Agreement.
          2. Collateral Agent Consents. The Collateral Agent hereby consents to the following:
             a. As required by Section 10.02(b)(ii), the transfer of Kaynar Technologies Ltd., a U.K. company ("Kaynar UK") or its Subsidiary, Recoil (Europe) Ltd., a U.K. company ("Recoil"), to Camloc (U.K.) or liquidation or dissolution of Kaynar UK and/or Recoil into Camloc (U.K.);
             b.   As required by Section 10.04, the
             formation of a new Wholly-Owned Subsidiary of Banner Energy Corporation of Kentucky, Inc. under the laws of Delaware and the name Fairchild Environmental Liability Management, Inc. ("ELMI"), the Capital Stock of which will consist of 1,000 authorized, issued and outstanding shares of common stock and 1,000 authorized, issued and outstanding shares of preferred stock subject to the terms described on Schedule 2-B attached hereto and made a part hereof ; provided that such Capital Stock held by the Borrower or any Restricted Subsidiary is pledged as part of the Collateral and ELMI becomes a Guarantor, whereupon the Borrower causes the same to execute and deliver the Loan Documents required under Section 9.14;
             c. As required by Section 10.02(b)(ii), the transfer of the Property described on Schedule 2-C attached hereto and made a part hereof by Banner Energy Corporation of Kentucky, Inc., a Subsidiary of the Borrower, to ELMI;
             d. As required by Section 10.04, the formation under the laws of Delaware by FHC of two new WhollyOwned Subsidiaries; provided that, promptly upon formation of the same, they become Guarantors, whereupon the Borrower causes the same to execute and deliver the Loan Documents required under Section 9.14 and provided further that such Subsidiaries otherwise comply with all applicable provisions of the Credit Agreement;
             e. As required by Section 10.06(a)(ii), the merger of Technico S.A. with and into Societe Nouvelle DEB SA.
          3. Conditions to Effectiveness. The provisions of this Amendment shall become effective as of November 29, 1999, upon receipt by the Collateral Agent, by no later than 5:00 p.m. (New York time) on December 1, 1999, of executed counterparts of this Amendment signed on behalf of the Borrower, the Requisite Lenders, and the Collateral Agent.
       4.  Representations, Warranties and Covenants.
          4.1 The Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

          4.2 The Borrower hereby represents and warrants that, before and after giving effect to this Amendment, no Event of Default or Potential Event of Default has occurred and is continuing.
          4.3  The Borrower hereby reaffirms all
agreements, covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and made in the other Loan Documents to which it is a party; and agrees that all such agreements, covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. To the extent the Credit Agreement is amended hereby to modify or add agreements, covenants and/or representations and warranties, such agreements, covenants and/or representations and warranties are made as of the date on which this Amendment becomes effective with respect thereto.
    5.  Reference to and Effect on the Credit Agreement.
          5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
          5.2 Except as specifically amended above, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.
   5.3 The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Collateral Agent or Lenders, or constitute a waiver of any provision of any of the Loan Documents.
          6.  Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.
          7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.



          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


THE FAIRCHILD CORPORATION               CITICORP USA, INC.,
as
Collateral Agent
By:  Karen L. Schneckenburger           By:  Suzanne Crymes
     Vice President & Treasurer                   Vice
President

Lenders:

ALLIANCE INVESTMENT                AVALON CAPITAL LTD.
OPPORTUNITIES FUND, L.L.C.
By_________________________
By_____________________
BANK OF AMERICA, N.A.              BOEING CAPITAL
CORPORATION
By:  Michael R. Heredia                 By:  Daniel
O. Anderson
     Senior Vice President
Vice-
President-Commercial

CIBC, INC.
CITIBANK, N.A.
By:  Koren Volk                         By:
Claudio Phillips
     Authorized Signatory
Vice
President/Managing Director

CITICORP, USA, INC.                     COMPAGNIE
FINANCIERE
DE
CIC                                     ET DE
L'UNION
EUROPEENNE
By:  Suzanne Crymes                By:  Brian
O'Leary
     Vice President                          Vice
President
                                   By:  Sean
Mounier
                                        First
Vice President

CREDIT AGRICOLE INDOSUEZ           CREDIT SUISSE
FIRST BOSTON
By:  Raymond A. Feelkenberg             By:  Bill
O'Daly
     Vice President                          Vice
President
     Senior Relationship Manager

By:  Gerard M. Russell                  By:  Joel
Glodowski
     Vice President, Manager
Managing Director

CRESCENT/MACH I PARTNERS, L.P.          FLOATING
RATE
PORTFOLIO
By__________________________
By____________________________
  Name:                                Name:
  Title:                               Title:

HIGHLAND CLO 1999-1 LTD.                 HIGHLAND
LEGACY
LIMITED
By___________________________                By:
James
Bondero
  Name:
President
  Title:

KZH SHOSHONE LLC                        KZH
WATERSIDE LLC

By:  Peter Ching                        By:  Peter
Chin
     Authorized Agent
Authorized Agent

MERRILL LYNCH PRIME RATE                MERRILL
LYNCH SENIOR
FLOATING
PORTFOLIO                                    RATE
FUND, INC.
By___________________________
By____________________________
  Name:                                Name:
  Title:                                    Title:

MERILL LYNCH SENIOR FLOATING       ML CBO IV
(CAYMAN) LTD.
RAE FUND II, INC.                       By
Highland Capital
Management                              Company
as Collateral
Manager
By___________________________           By:
James Bondero
  Name:
President
  Title:

MORGAN STANLEY DEAN WITTER         NATEXIS BANK
By:  Sheila Finnerty                    By:  Peter
J. van Tulder
     Vice President
President and
Manager

Multinational Group
                                   By:  Christine
                                        Dirringer
                                        Assistant
                                        Treasurer

NUVEEN SENIOR FLOATING RATE        OAK MOUNTAIN
LIMITED
FUND
By:  Lisa M. Mincheski
     By_____________________________
     Managing Director                      Name:
                                       Title:

PROVIDENT BANK OF MARYLAND
RIGGS BANK
By:  Robert L. Smith               By:  Douglas
H. Klamfoth
     Vice President                    Vice
President
SENIOR DEBT PORTFOLIO              SRV-HIGHLAND,
INC.
By Boston Management and Research       By
Highland Capital
Management, as
  as Investment Adviser
Investment Advisor
By___________________________           By:
Kelly C. Walker
    Name:                               Vice
President
    Title:

THE FIRST NATIONAL BANK OF              TYLER
TRADING, INC.
CHICAGO
By___________________________ By_____________________________
    Name:                                         Name:
    Title:                                   Title:

VAN KAMPEN FLOATING RATE           VAN KAMPEN PRIME RATE INCOME
PORTOFOLIO                         TRUST
By:  Darvin D. Pierce                   By:  Darvin D. Pierce
     Vice President                          Vice President

SEQUILS I, LTD.

By__________________________
    Name:
    Title:



                  CERTIFICATE OF INCORPORATION OF
       FAIRCHILD ENVIRONMENTAL LIABILITY MANAGEMENT, INC.



FIRST.         The name of the Corporation is Fairchild
Environmental Liability Management, Inc.

SECOND.   The address of the registered office of the Corporation
in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.    The nature of the business or purpose to be conducted
or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.   The total number of shares of all classes of capital
stock which the Corporation shall have authority to issue is 1,100 shares, consisting of 1,000 shares of Common Stock, par value $1.00 per share, and 100 shares of Preferred Stock, par value $1.00 per share.

The following is a statement of the designations, preferences, voting powers, qualifications, and special or relative rights or privileges in respect of each class of capital stock of the Corporation.

     A.   COMMON STOCK
          1. General. There shall be one class of common stock of the Corporation (the "Common Stock"). The voting dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of outstanding shares of Preferred Stock of any class or series as may be designated herein or by the Board of Directors of the Corporation.
          2. Voting. The Common Stock shall have one vote per share, and, except as may be otherwise provided in this Article FOURTH or by law, the Common Stock shall vote as a single class on all actions to be taken by the stockholders of the Corporation.
          3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.
          4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential, and participation rights of any then outstanding Preferred Stock.


B.   PREFERRED STOCK

          1.  Number of Shares.      There shall be one class of
Preferred Stock of the Corporation (the "Preferred Stock").
          2. Voting. Except as may be otherwise provided by law, the Preferred Stock shall be non-voting stock.
          3. Dividends. The holders of Preferred Stock shall be entitled to receive a cumulative dividend at the rate of eight percent (8%) of the issue price per annum. The Corporation shall not declare or pay any dividend or distribution on the Common Stock, or redeem or purchase any shares of Common Stock (except dividends or other distributions payable solely in Common Stock), unless and until all cumulative dividends on the Preferred accrued to the date of such payment or distribution to holders of Common Stock have been declared and paid in full.
          4. Liquidation. (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Stock, to be paid any amount equal to the fair market value of such Preferred Stock, but not, in any event, more than $300 per share or less than 1.00 per share, plus any other dividends accrued but unpaid thereon, computed to the date payment thereof, such amount payable with respect to one share of Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Preferred Stock being sometimes referred to as the "Liquidation Preference Payments." The Liquidation Preference Payment shall equal the book value for each share of Preferred Stock on the date of the liquidation, dissolution or winding up of the Corporation. The book value of each share of Preferred Stock shall be equal to the net assets of the Corporation divided by the number of shares of capital stock, all of which shall be deemed to be a single class of stock. Such book value shall be determined from the books of the Corporation in accordance with generally accepted accounting principles, consistently applied, and adjusted upward or downward, as the case may be, to the extent necessary to:
               (i)  value any debt obligations of affiliated
corporations to the Corporation at an amount equal to the unpaid principal amount of such obligations;
               (ii) provide an accrual and reserve for the
Corporation's Liability assigned from affiliated corporations and assumed by the Corporation at an amount determined by the Corporation;
               (iii)     provide appropriate accruals and
reserves for all taxes (including, but not limited to, all taxes based on income); bonuses and other employee compensation (including, but not limited to, compensation payable after the end of the then-current fiscal year); reserves for contingent liability and such other reserves as the Board of Directors may deem proper; and such other items of income and expense attributable to any period prior to the date as of which the determination is made as the Board of Directors may deem proper;
               (iv) exclude any value for goodwill relating to
the business of the Corporation or any of its subsidiaries or affiliates;
               (v)  reflect the book value (as adjusted in the
manner set forth in this subparagraph) of any subsidiary of the
Corporation;
               (vi) provide for the effect on book value of the
exercise of outstanding options, warrants or other rights to acquire any capital stock of the Corporation;
               (v)  reflect corrections or errors.
     If, upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed amount the holders of Preferred Stock shall be insufficient to permit payment to the holders of such Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Preferred Stock.
     (b) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments, and the place where such payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier of telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown on the books of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer, or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of the provisions of this paragraph 4.
FIFTH.         The Corporation is to have perpetual existence.
SIXTH.         In furtherance and  not in limitation of the
powers conferred by the laws of the State of Delaware:

     A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the By-Laws of the Corporation.

    B. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director prior to such amendment or repeal.

EIGHTH:   The Corporation reserves the right to amend or repeal
any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

NINTH:    Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, upon the application of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement , the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 2nd day of December, 1999.




                         By:  Donald E. Miller
                              Sole Incorporator

Schedule 1.01.4 to Credit Agreement Dated as of April 20, 1999
                        OPERATING UNITS



Fairchild Fasteners Group

Special-T Fasteners, Inc., a Delaware corporation Kaynar

Technologies Inc., a Delaware corproation

     Kaynar Technologies Ltd., a U.K. corporation Recoil (Europe)

     Ltd., a U.K. corporation

KTI Femipari Kft, a Hungarian corporation

M&M Machine & Tool Co., a Delaware corporation

KTI International Sales Corp., a Barbados corporation Marcliff
Corporation, a Delaware corporation
     Marson Creative Fastener, Inc., a Delaware corporation

Recoil Holdings, Inc., a Delaware corporation
     Recoil PTY, an Australian corporation

Recoil Inc., a Delaware corporation

Recoil Australia Holdings, Inc., a Delaware corporation Recoil

Pte Ltd., a Singapore corporation

Recoil Marketing BVBA, a Belgium corporation

Recoil Thailand, a Thai corporation

Fairchild Holding Corp., a Delaware corporation, manufacturing plants in California and sales offices throughout the U.S.


Mairoll, Inc., a Delaware corporation, manufacturing plant in California until it is dividended up to Fairchild Holding Corp.


Fairchild Fasteners Europe - Camloc GmbH, a German corporation


Camloc (U.K.) Ltd., a U.K. corporation, U.K. customer team located in sales office in Leicester, England
Fairchild Fasteners Europe - VSD GmbH, a German corporation

Fairchild Fasteners Europe - Simmonds S.A.R.L., a French

corporation

SNEP SA, a French corporation

Simmonds S.A., a French corporation Mecaero SNC, a French

corporation

Transfix S.A., a French corporation


Eurosim Componentes Mecanicos de Seguranca, Lda., a Portugese corporation


Simmonds Mecaero Fasteners, Inc., a Delaware corporation


Fairchild AS+C oHG Aviation Supply + Consulting (GmbH & Co.), a
German partnership


Fairchild Technologies Optical Disc Equipment Group GmbH, a
German corporation, after the Optical Disc assets are transferred and sold (see footnote 1 below)


Fairchild Fasteners Corp.


Technico SA
     Societe Nouvelle DEB SA

SCI de La Praz





Gas Spring Division

Camloc (U.K.) Ltd., a U.K. corporation, Gas Spring Division





Fairchild Technologies Group

Fairchild Technologies USA, Inc., a California corporation
Fairchild Technologies Optical Disc Equipment Group GmbH, a
German corporation1
Convac France S.A., a French corporation

Fairchild Technologies Europe Limited, a U.K. corporation

Fairchild Technologies Korea Limited, a Korean corporation

Fairchild Technologies Semiconductor Equipment Group GmbH, a German corporation

Fairchild Germany, Inc., a Delaware corporation

Snails, Inc., a Delaware corporation

Fairchild CDI S.A., a French corporation

MediaDisc SA, a French corporation, 41% investment Cutek Research, Inc., a
 California

corporation, 20.77% investment-fully diluted



Banner Aerospace, Inc.

Aero International, Inc., an Ohio corporation

Banner Aero (Australia) Pty. Ltd., an Australian corporation
Banner Aerosoace Foreign Sales Corporation, U.S. Virgin Islands
Banner Aerospace Services, Inc., an Ohio corporation

Banner Aerospace-Singapore, Inc., a Delaware corporation BAR DE,

Inc., a Delaware corporation

D A C International, Inc., a Texas corporation Discontinued

Aircraft, Inc., a Texas corporation Discontinued Services, Inc.,

a Delaware corporation GCCUS, Inc., a California corporation

Georgetown Jet Center, Inc., a Delaware corporation Harco

Northern Ireland Limited, a N. Ireland corporation Matrix

Aviation, a Kansas corporation

Nasam Incorporated, a California corporation

Dallas Aerospace, Inc., a Texas corporation
       PB Herndon Aerospace, Inc., a Missouri corporation

Professional Aviation Associates, Inc., a Georgia corporation
     Professional Aircraft Accessories, Inc., a Florida corporation

_______________________________
     1The Optical Disc business will be transferred to a new subsidiary yet to be formed and sold to Fairchild Technologies
USA.  The  remaining  entity will become part  of  the  Fairchild
Fasteners Group Operating Unit and may be renamed.


                         SCHEDULE 1.01.5

                               to

                        Credit Agreement
                   Dated as of April 20, 1999
            as amended by Amendment No. 1 and Consent Dated as of
                  November 29, 1999

                     PERMITTED DISPOSITIONS



I Technologies Companies:
     Fairchild Technologies Semiconductor Equipment Group GmbH
     Convac France S.A.
     Fairchild Technologies Europe Limited
     Fairchild Technologies Optical Disc Equipment Group GmbH1
     Fairchild Germany, Inc.
     Fairchild Technologies Korea Limited
     Fairchild Technologies USA, Inc. Fairchild CDI S.A.
     Mediadisc S.A.2
     CuTek Research, Inc.3
     Snails, Inc.

II Nacanco Paketleme Sanayi Ve Ticaret A.S.

III  Eagle Environmental4:

       Banner Capital Ventures, Inc., a Subsidiary of RHI

     Note Receivable ($9,371,909 as of 3/28/99) held by Banner
     Capital Ventures, Inc. and payable by Eagle Environmental,
     L.P.


     Recycling Investments, Inc., a Subsidiary of RHI


     Equity Investment in Eagle Environmental, L.P. held by
     Recycling Investments, Inc.

     Recycling Investments II, Inc., a Subsidiary of RHI which holds an investment in "Eagle Environmental" for Royal Oaks
     Landfill

IV Investments:

Holder                   Investment

TFC                 Billecart Expansion
                    Euroactividade
                    State of Israel - 12 year Variable
                           Rate Bonds
                    Teuza Fund
                    Rotlex
                    Nevatim Triangle Venture
                    Oramir Semiconductor Equipment Ltd.5
                    Technical Devices Note Receivable
                         ($863,363 as of 3/28/99) Stelfast
Fasteners Note Receivable
($137,923 as of 3/28/99)
                    Banner Industrial Products, Inc.6 Plymouth
                    Leasing Company7
                    Banner Energy Corporation of Kentucky,Inc.
("BECK")8
                      Faircraft Sales Ltd.9
                    Fairchild Export Sales Corporation Aircraft
                    Tire Corporation
                    Fairchild Titanium Technologies, Inc.10

RHI                           Medical Resources, Inc.
                    S.A.R.L. Soustiel 2000
                     Bolshoi Fund (Antiques)
                    Celtronix Ltd.
                    Visionix Ltd.
                    Fairchild Scandinavian Bellyloading Company -
                     Royalty Agreement with Teleflex
                       Gobble Gobble, Inc.
                    MISAT Ltd.11
                    Northking Insurance Company Limited, a
Bermuda corporation                               (re-insurance
collateral and guaranty)
                    Tutor Time Learning Systems, Inc.
                     Turkiye Is Bankasi GDRs
                    Recycling Investments, Inc. ("RII") Recycling Investments II, Inc. ("R-II") Banner Capital Ventures, Inc.
                    Sovereign Air Limited - Bristol Holdings
                    Banner Industrial Distribution, Inc.
                    F.F. Handels GmbH
                    Aero International, Inc.

FHC                 S.S.E. Telecom, Inc. common stock & warrants
                    Colt Royalty Agreement
                    Teuza Management and Development (1991)
Limited12
                    A10 Inc.13
                    Mairoll, Inc. (exclusive of Fastener Business assets/liabilities)
                    Fairchild Arms International Ltd.
                    Suchomimous Terensis, Inc. Fairchild Data
                    Corporation D-M-E Iberica S.A.
                    Quack Quack, Inc.
                    Banner Investments (UK) Limited JJS Limited
                    StarLine Communications Fairchild Fastener
                    Group Ltd.
Mairoll, Inc. (FHC)      V&V Redondo Beach Limited Partnership, a
California                                   partnership (49%
interest)14
                    Hartz-Rex Associates, a New Jersey
partnership (49% interest)15
                    Warthog, Inc.

A10 Inc. (FHC)      Fairchild Retiree Medical Services, Inc.

Camloc (U.K.) (FHC)      Camloc (U.K.) Gas Spring Division

RII (RHI)           Eagle Environmental, Limited Partnership, a
Delaware partnership                         (49.9% limited
partnership interest)16

R-II (RHI)               Eagle Environmental II, Limited
Partnership (49.9% limited                        partnership
interest)17

BECK (TFC)               Jenkins Coal Dock Company, Inc. (shell
corporation; 80%                             owned)18
                    KenCoal Associates, an Ohio partnership (80%
interest; inactive                      entity with no
assets or liabilities)19

Snails, Inc.                  Fairchild CDI S.A.
                    Mediadisc S.A.
                                   CuTek Research, Inc. Boussugue
                                   Note Receivable (FF
                    2,799,400)

Banner Companies         Kellstrom Warrants  (Banner)
                                   Shared Technologies Cellular,
                    Inc. (BAR DE, Inc.)
                                   CICI Preferred B Stock (BAR
                    DE, Inc.)

                                   Net Holdings, Inc. Note in
                    principal amount of $5,000,000




V   Farmingdale Property:

     See attached description by parcel.


VI  Other Real Estate:


Owner                    Real Estate Location

Mairoll, Inc. (FHC)      Sloane Street Real Property (London)
                    Chatsworth, California Real Property
                    Temple City, California Real Property

RHI (TFC)           West Milwaukee Real Property (Wisconsin)
                    Corporate Office Building (Virginia)
                    Watermann St. Real Property (Rhode Island)
                    Plymouth Leasing Company20
                         Trucking terminals located in Huron,Ohio
(leased to                              Conway Freight) and
Mansfield, Ohio (unoccupied)

BECK (TFC)               700 acres of unimproved land in Kentucky

Faircraft Sales          50 acres including a coal mine in
Vincennes, Indiana
Ltd. (TFC)

V&V Redondo Beach
Partnership (FHC)        Real Property located in Redondo Beach,
                    California

                    Hartz-Rex Associates     Hasbrouck Heights
Real Property (NJ)
(FHC)

Bristol Holdings (RHI)   Rhode Island Real Property


VII  Fairchild Finance Company


VIII  Banner Aerospace, Inc.

Investments in:     Watkins-Johnson Company (Banner)
Subsidiaries21:           Dallas Aerospace, Inc.
                              Aero International, Inc.
                              Banner Aero (Australia) Pty Ltd.
                              Banner Aerospace Foreign Sales
                    Corporation
                              Banner Aerospace-Singapore, Inc.
                              Discontinued Aircraft, Inc.
                              Discontinued Services, Inc. Harco
                              Northern Ireland Limited Banner
                              Aerospace Services, Inc. BAR DE,
                              Inc.
                              DAC International, Inc.
                              GCCUS, Inc.
                              Georgetown Jet Center, Inc. Matrix
                              Aviation, Inc.
                              NASAM Incorporated
                              PB Herndon Aerospace, Inc.
                              Professional Aviation Associates,
                    Inc.
                              Professional Aircraft Accessories,
                    Inc.


IX  Other Non-Fasteners Businesses


Investments in non-fasteners businesses received in exchange for any Permitted Disposition


_______________________________
1    Until optical disc business transferred out

2    Equity interest of 41% held by Snails, Inc.

3    20.77% equity interest, on a fully diluted basis, held by
Snails, Inc.

4    Individual items reflected below are also reflected
elsewhere in this Schedule, but grouped here to encompass all of "Eagle Environmental" as well

5    Israel corporation; 28.26% interest held by TFC

6    Wholly-owned subsidiary of TFC required to continue in
existence for 7 years; held assets of Roanoke Locomotive, Inc.

7    See entry under Real Estate below

8    Wholly-owned subsidiary of TFC

9    Wholly-owned subsidiary of TFC

10    Holds 50% interest in Normvest, a Russian venture

11    Israel corporation; 43.78% interest held by RHI

12    Israel corporation; 40% interest held by FHC

13    Wholly-owned subsidiary of FHC

14    51% interest held by Vestar California II Limited

15    49% interest held by Hartz Hasbrouck Limited Partnership;
2%
interest held by Dudley Godfrey

16    50.1% interest held by Khodara Environmental, Inc.

17    50.1% interest held by Khodara Environmental II, Inc.

18    20% interest held by Kinemotive Energy Corporation

19    20% interest held by Kinemotive Energy Corporation

20    Wholly-owned subsidiary of TFC

21    Capital Stock and Assets of the Subsidiaries are Permitted
Dispositions



                        Schedule 1.01.8
                               to
                        Credit Agreement
                   Dated as of April 20, 1999


                 PERMITTED EXISTING INVESTMENTS


Fairchild Holding Corp.
D-M-E Iberica S.A. (Spain) (46%)

Teuza Management & Development Ltd. (Israel) (40%) Fairchild Arms

International Ltd. (Canada) Simmonds Mecaero Fasteners, Inc.

Fairchild Finance Company (Republic of Ireland) Fairchild Data

Corporation

Quack Quack, Inc.

A10, Inc.
            Fairchild Retiree Medical Services, Inc.

Mairoll, Inc.
           V&V Redondo Beach Limited Partnership (49%)
     Hartz-Rex Associates (49%)
     Warthog, Inc.

Banner Investments (U.K.) Limited (United Kingdom)
     JJS Ltd. (United Kingdom)
     Fairchild Fastener Group Limited (United Kingdom) Camloc
          (U.K.) Limited (United Kingdom)

Fairchild Germany, Inc.
     Fairchild Technologies Korea Limited (Korea) (50%) Fairchild Technologies USA, Inc.
          Fairchild Technologies Europe Limited (United Kingdom) Fairchild Technologies Korea Limited (Korea) (50%) Fairchild Technologies Semiconductor Equipment Group
GmbH (Germany)
               Convac France SA (France)
     Snails, Inc.
          Fairchild CDI S.A. (France)
          MediaDisc S.A. (France) (41%)
          Cutek Research, Inc. (California) (20.77% on a fully diluted basis, Preferred A and B Stock)
          Loan to Roger Boussugue et.al.          FF 2,799,400
Suchomimous Terensis, Inc.

VSI Holdings, Inc.
      Fairchild Fasteners Europe - VSD GmbH (Germany) (1%)
     Camloc Holdings
          Fairchild Fasteners Europe - Camloc GmbH (1%) Fairchild Technologies Optical Disc Equipment Group GmbH
(Germany)
           Fairchild Fasteners Europe - VSD GmbH (99%)
               Fairchild AS+C oHG Aviation Supply + Consulting (GmbH & Co.) (Germany) (50%)
                    Aviation Full Service (Hong Kong) Limited
(Hong Kong) (99.9%)
          Fairchild Fasteners Europe - Camloc GmbH (99%)
               Fairchild AS+C oHG Aviation Supply + Consulting (GmbH & Co.) (Germany) (50%)
                    Aviation Full Service (Hong Kong) Limited
(Hong Kong) (99.9%)

Fairchild Fasteners Corp.
      Fairchild Fasteners Europe - Simmonds S.A.R.L. (10%)

Meow, Inc.
      Fairchild Fasteners Europe - Simmonds S.A.R.L. (90%)
          SNEP S.A. (France)
          Simmonds S.A. (France)
               Mecaero SNC (France)
               Eurosim Componentes Mecanicos de Seguranca, Lda.
               (Portugal) (99.85%)
                 Transfix S.A. (France) (99.98%)

Kaynar Technologies Inc.


Fairchild Technologies GmbH Investment
     in Fairchild Technologies USA, Inc. -
     Preferred Stock                              DM 5,000,000
Officer Loan Program designed to encourage
     officer stock ownership in the Company       $    173,938

Officer Loan Program designed to encourage
     officer stock ownership in the Company       $    750,000

Loan to Robert Sharpe                             $    200,000

Loan to Mel Borer                                 $    300,000

S.S.E. Telecom, Inc. Common Stock & Warrants      $  1,047,735

Starline Communications                           FF   999,272
RHI Holdings, Inc.

Banner Industrial Distribution, Inc.

F.F. Handels GmbH (Germany)

Fairchild France, Inc.

Northking Insurance Company Limited (Bermuda)

Sovereign Air Limited

Fairchild Holding Corp.

Aero International, Inc. (19%)

Gobble Gobble, Inc.
     Nacanco Paketleme Sanayi Ve Ticaret A.S. (Turkey) (31.86%)

MISAT Ltd. (Israel) (43.78%)

Banner Capital Ventures, Inc., plus an estimated future commitment to fund Eagle Environmental for $1,000,000

Recycling Investments, Inc.
     Eagle Environmental, L.P. (49.9%)

Recycling Investments II, Inc.
     Eagle Environmental II, L.P. (49.9%) Visionix Ltd. (Israel)

(22 to 23%) Medical Resources, Inc.

S.A.R.L. Soustiel 2000 Turkiye IS Bankasi Celtronix Ltd.

Bolshoi Fund (Antiques) Loan to Peter Levine

Tutor Time Learning Systems, Inc.

Investment in Stock of The Fairchild Corporation




The Fairchild Corporation

Faircraft Sales Ltd.

Banner Industrial Products, Inc.

Banner Aerospace Holding Company I, Inc.
            Banner Aerospace Holding Company II, Inc.

Banner Energy Corporation of Kentucky, Inc. Jenkins Coal Dock
     Company, Inc.
          KenCoal Associates (Ohio) (Partnership)

Fairchild Export Sales Corporation (Barbados)

Aircraft Tire Corporation

Fairchild Titanium Technologies, Inc.
     Normvest (USSR)(50%)

Plymouth Leasing Company

Special-T Fasteners, Inc., plus contingent cash purchase price adjustments to be paid to Robert E. Edwards up to $2,000,000 RHI

Holdings, Inc.

Banner Aerospace, Inc.

Billecart Expansion

Euroactividade

State of Israel - 12 year Variable Rate Bonds Teuza Fund

Rotlex

Oramir Semiconductor Equipment Ltd.

Nevatim Triangle Venture

Note Receivable - Technical Devices Note Receivable - Stelfast

Fasteners









Banner Aerospace, Inc.

Aero International, Inc. (Ohio) (81%)

Banner Aero (Australia) Pty. Ltd. (Australia)

Banner Aerospace Foreign Sales Corporation (U.S. Virgin Islands)
Banner Aerospace Services, Inc. (Ohio)
     BAR DE, Inc. (0.9%)

Banner Aerospace-Singapore, Inc. BAR DE, Inc. (98.6%)

D A C International, Inc. (Texas) Discontinued Aircraft, Inc.

(Texas) Discontinued Services, Inc.

GCCUS, Inc. (California) Georgetown Jet Center, Inc.

Harco Northern Ireland Limited (N. Ireland - U.K.) Matrix

Aviation, Inc. (Kansas)

Nasam Incorporated (California)

     Dallas Aerospace, Inc. (Texas)
PB Herndon Aeropace, Inc. (Missouri)
          BAR DE, Inc. (0.5%)

Professional Aviation Associates, Inc. (Georgia) Professional

     Aircraft Accessories, Inc. (Florida)

Kellstrom Warrants

Watkins-Johnson Company

Shared Technologies Cellular, Inc. Common Stock Investment in

CICI Preferred B Stock

Note Receivable - Net Holdings, Inc.









Kaynar Technologies Inc.

Kaynar Technologies Ltd. (United Kingdom) Recoil (Europe) Ltd.
     (United Kingdom)

K.T.I. Fempari Kft (Hungary)

KTI International Sales Corporation (Barbados)

Marcliff Corporation
     Marson Creative Fastener, Inc.
          Edson Manufacturing, Inc. note payable to Marson
Creative Fastener, Inc. $231,237.26

M&M Machine & Tool Co.

Recoil Holdings, Inc.
     Recoil PTY (Australia) (99%)
     Recoil Marketing BVBA (Belgium) (0.13%)
     Recoil Pte Ltd. (Singapore) (50%) Recoil Thailand (Thailand)
     (0.1%)

Recoil Inc.
     Recoil Thailand (Thailand) (0.1%)

Recoil Australia Holdings, Inc.
              Recoil PTY (Australia) (1%)
     Recoil Pte Ltd. (Singapore) (50%) Recoil Thailand
     (Thailand) (0.1%)

Recoil Marketing BVBA (Belgium) (99.87%)

Recoil Thailand (Thailand) (74.3%)

Shares in Pacific Horizon Funds